UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MASIMO CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

On September 18, 2024, Joe Kiani, Chairman and Chief Executive Officer of Masimo Corporation (“Masimo” or the “Company”), posted the below communication on his LinkedIn account, which contains information relating to Masimo’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”). The communication was subsequently reposted by Masimo on LinkedIn and the same or substantially similar communications may be used from time to time.

On September 18, 2024, Mr. Kiani posted the below communication on his X account, which contains information relating to the Annual Meeting. The communication was subsequently reposted by Masimo on X and the same or substantially similar communications may be used from time to time.

On September 18, 2024, Mr. Kiani posted the below communication on his Instagram account, which contains information relating to the Annual Meeting. The communication may be reposted by Masimo on Instagram and the same or substantially similar communications may be used from time to time.

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Forward-Looking Statements

This communication includes forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in connection with the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) of Masimo and the potential stockholder approval of the Board’s nominees. These forward-looking statements are based on current expectations about future events affecting Masimo and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond Masimo’s control and could cause its actual results to differ materially and adversely from those expressed in its forward-looking statements as a result of various risk factors, including, but not limited to (i) uncertainties regarding future actions that may be taken by Politan Capital Management LP (“Politan”) in furtherance of its nomination of director candidates for election at the 2024 Annual Meeting, (ii) the potential cost and management distraction attendant to Politan’s nomination of director nominees at the 2024 Annual Meeting and (iii) factors discussed in the “Risk Factors” section of Masimo’s most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), which may be obtained for free at the SEC’s website at www.sec.gov. Although Masimo believes that the expectations reflected in its forward-looking statements are reasonable, the Company does not know whether its expectations will prove correct. All forward-looking statements included in this communication are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. Masimo does not undertake any obligation to update, amend or clarify these statements or the “Risk Factors” contained in the Company’s most recent reports filed with the SEC, whether as a result of new information, future events or otherwise, except as may be required under the applicable securities laws.

Additional Information Regarding the 2024 Annual Meeting of Stockholders and Where to Find It

On August 15, 2024, the Company filed a revised version of its 2024 proxy statement (the “Revised Proxy Statement”) and has mailed the Revised Proxy Statement to its stockholders of record as of the new August 12, 2024 record date for the 2024 Annual Meeting. Any votes submitted by Masimo stockholders in connection with the 2024 Annual Meeting on the prior to the filing of the Revised Proxy Statement will not be counted and previous proxies submitted will be disregarded, and therefore, all stockholders will need to resubmit their votes, even if they have previously voted. The Company filed a revised version of the Revised Proxy Statement with the SEC on August 22, 2024, which amended, superseded and replaced in its entirety the Revised Proxy Statement (the “Amended Revised Proxy Statement”). THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE AMENDED REVISED PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING UPDATED GOLD PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the Amended Revised Proxy Statement and any amendments or supplements thereto and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in connection with the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the 2024 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company is included in the Amended Revised Proxy Statement, which can be found through the SEC’s website at https://www.sec.gov/ix?doc=/Archives/edgar/data/937556/000121390024071554/ea0206756-07.htm, and any changes thereto may be found in any amendments or supplements to the Amended Revised Proxy Statement and other documents as and when filed by the Company with the SEC, which can be found through the SEC’s website at www.sec.gov.

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